EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-[         ]) of The Bear Stearns Companies Inc. on Form S-3 of our reports dated February 10, 2006 relating to the consolidated financial statements and financial statement schedule of The Bear Stearns Companies Inc. (which reports express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123,” in 2003, discussed in Note 1 to the consolidated financial statements), and to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the fiscal year ended November 30, 2005, as amended by Amendment No. 1 on Form 10-K/A, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

August 15, 2006